EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of West Texas Resources, Inc. of our report dated November 21, 2011 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Farber Hass Hurley LLP

Granada Hills, California
December 9, 2011